                                    EXHIBIT A

     As consideration for the Adviser's services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund's average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), litigation expenses and other extraordinary expenses.

                                                        ANNUAL % OF
                                                       AVERAGE DAILY
FUND                                                     NET ASSETS
----                                                   -------------
DJ STOXX 50(R) ETF                                         0.29%
DJ EURO STOXX 50(R) ETF                                    0.29%
SPDR(R) DJ Wilshire International Real Estate ETF          0.59%
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF       0.59%
SPDR(R) MSCI ACWI ex-US ETF                                0.34%
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF                 0.50%
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF             0.55%
SPDR(R) S&P(R) China ETF                                   0.59%
SPDR(R) S&P(R) Emerging Asia Pacific ETF                   0.59%
SPDR(R) S&P(R) Emerging Markets ETF                        0.59%
SPDR(R) S&P(R) Emerging Europe ETF                         0.59%
SPDR(R) S&P(R) Emerging Latin America ETF                  0.59%
SPDR(R) S&P(R) Emerging Middle East & Africa ETF           0.59%
SPDR(R) S&P(R) World ex-US ETF                             0.34%
SPDR(R) S&P(R) International Small Cap ETF                 0.59%
SPDR(R) S&P(R) BRIC 40 ETF                                 0.50%
SPDR(R) S&P(R) International Dividend ETF                  0.45%
SPDR(R) S&P(R) Asia Pacific ETF*
SPDR(R) S&P(R) Europe ETF*

*    The Fund is registered but not operational

Dated: February 12, 2008